                                                                    EXHIBIT 23.4

                          CONSENT OF DIRECTOR NOMINEE

To musicmaker.com, Inc.:

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of musicmaker.com Inc. (the "Company") on Form S-1 (File No. 333-72685), and any amendments thereto, which indicate that I have accepted a nomination to become a director of the Company following the closing of the Company's initial public offering.

                                      /s/ Stuart C. Johnson
                                      ------------------------------
                                      Stuart C. Johnson

Dated: April 8, 1999